Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 6, 2011, Bolt Technology Corporation (“Bolt”) acquired all of the outstanding shares of capital stock of SeaBotix Inc. (“SeaBotix”) effective January 1, 2011.  At closing, $10,000,000 of the purchase price was paid by Bolt.  An earnout in an amount not anticipated to exceed $20,000,000 will be due if SeaBotix achieves certain revenue levels during the four-year period ending December 31, 2014.  Bolt has paid or accrued $5,000,000 of these earnout purchase price payments.  Bolt has determined that no further earnout liability needs to be recorded at this time.

SeaBotix designs, manufactures and sells underwater remotely operated vehicle systems.  SeaBotix will constitute a fourth reporting segment of Bolt. The results of operations for SeaBotix will be consolidated with Bolt effective January 1, 2011.

The unaudited pro forma condensed combined balance sheet as of December 31, 2010 combines the historical consolidated balance sheets of Bolt and SeaBotix, giving effect to the acquisition as if it had occurred on December 31, 2010. The unaudited pro forma condensed combined statements of income for the six months ended December 31, 2010 and the year ended June 30, 2010 combines the historical consolidated statements of income of Bolt and SeaBotix, giving effect to the acquisition as if it had occurred on July 1, 2009.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements for pro forma events  attributable to the acquisition that can be reasonably quantified and supported by facts. In addition, the unaudited pro forma condensed combined statements of income have been adjusted for recurring pro forma events.

The unaudited condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, and was based on and should be read in conjunction with the:

1.  Separate historical financial statements of Bolt as of and for the year ended June 30, 2010 and the related notes thereto included in Bolt's Annual Report on Form 10-K for the year ended June 30, 2010.

2.  Separate historical financial statements of Bolt for the six month period ended December 31, 2010 and the related notes thereto  included in Bolt's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2010.

3.  Separate audited historical financial statements of SeaBotix as of and for the year ended December 31, 2010 and the related notes thereto, which are included herein.

The unaudited pro forma condensed combined financial information was also based on the historical consolidated statement of income for SeaBotix for the six month period ended December 31, 2010.

The unaudited pro forma condensed combined financial statements included herein are for information purposes only, are not necessarily indicative of what the combined results of operations or balance sheet position would be had the acquisition been completed as of the dates indicated and are not a representation or indicator of future performance.

BOLT TECHNOLOGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2010
(in thousands)

			Pro Forma		Pro Forma
	Bolt	SeaBotix	Adjustments		Combined
Assets
Current Assets
Cash	$40,875	$14	$(12,259)	(A)	$28,932
			302	(B)
Accounts receivable	6,742	1,368	(26)	(J)	8,084
Inventory	11,901	2,672	-		14,573
Notes receivable	-	73	(62)	(B)	11
Deferred tax asset	410	373	-		783
Other current assets	287	249	-		536
	60,215	4,749	(12,045)		52,919
Property and Equipment	3,949	3,172	(2,470)	(J)	4,651
Goodwill	10,957	-	5,898	(G)	16,855
Intangible assets	904	-	8,000	(D)	8,904
Notes receivable	-	296	(240)	(B)	56
Other assets	225	28	8	(J)	261
Total Assets	$76,250	$8,245	$(849)		$83,646

Liabilities and Stockholders' Equity
Accounts payable	$533	$753	$(1)	(J)	$1,285
Bank overdraft	-	39	-		39
Accrued expenses	1,109	168	3,590	(F)	4,867
Notes payable to shareholders	-	124	(124)	(C)	-
Line of credit	-	1,129	(1,129)	(C)	-
Notes payable	-	220	(22)	(C)	110
			(88)	(J)
Other current liabilities	43	54	-		97
	1,685	2,487	2,226		6,398
Long Term Debt	-	2,455	(9)	(C)	427
			(2,019)	(J)
Deferred Tax Liability	-	-	2,346	(E)	2,346
Total Liabilities	1,685	4,942	2,544		9,171

Stockholders' Equity
Controlling Interest
Common stock	30,036	1,557	(1,557)	(H)	30,036
Retained earnings	45,489	1,366	(1,366)	(H)	45,399
			(90)	(I)
Treasury stock	(960)	-	-		(960)
Noncontrolling Interest	-	380	(380)	(J)	-
	74,565	3,303	(3,393)		74,475
	$76,250	$8,245	$(849)		$83,646

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

BOLT TECHNOLOGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Six Months Ended December 31, 2010
(in thousands, except per share amounts)

				Pro Forma		Pro Forma
	Bolt	SeaBotix	Reclassifications	Adjustments		Combined
			(AA)
Sales	$18,658	$4,162	$-	$-		$22,820

Costs and Expenses
Cost of sales	9,528	1,904	297	-		11,729
Depreciation	-	141	(110)	(31)	(GG)	-
General and administrative	-	861	(964)	103	(GG)	-
Research and development	181	497	136	-		814
Selling, general and administrative	4,551	-	1,161	344	(BB)	5,943
				(113)	(CC)
Royalties	-	81	(81)	-		-
Selling and marketing	-	430	(430)	-		-
Interest income	(166)	(12)	-	61	(DD)	(117)
Interest expense	-	97	-	(23)	(EE)	14
				(60)	(GG)
Other expense	-	245	(9)	(260)	(CC)	-
				24	(GG)
	14,094	4,244	-	45		18,383
Income (loss) before income taxes	4,564	(82)	-	(45)		4,437
Provision for income taxes	1,450	(68)	-	(7)	(FF)	1,375
Consolidated net income (loss)	3,114	(14)	-	(38)		3,062
Net income attributable to noncontrolling interest	-	36	-	(36)	(GG)	-
Net income	$3,114	$(50)	$-	$(2)		$3,062

Earnings per share:
Basic	$0.37					$0.36
Diluted	$0.37					$0.36

Average number of common shares outstanding:
Basic	8,506					8,506
Diluted	8,522					8,522

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

BOLT TECHNOLOGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Twelve Months Ended June 30, 2010
(in thousands, except per share amounts)

				Pro Forma		Pro Forma
	Bolt	SeaBotix	Reclassifications	Adjustments		Combined
			(AA)
Sales	$31,485	$7,217	$-	$-		$38,702

Costs and Expenses
Cost of sales	15,942	2,921	569	-		19,432
Depreciation	-	311	(244)	(67)	(GG)	-
General and administrative	-	1,982	(2,174)	192	(GG)	-
Research and development	373	815	285	-		1,473
Selling, general and administrative	8,280	-	2,417	687	(BB)	11,384
Royalties	-	149	(149)	-		-
Selling and marketing	-	711	(711)	-		-
Interest income	(414)	(24)	-	182	(DD)	(256)
Interest expense	-	181	-	(25)	(EE)	29
				(127)	(GG)
Other	-	(57)	7	50	(GG)	-
	24,181	6,989	-	892		32,062
Income before income taxes	7,304	228	-	(892)		6,640
Provision for income taxes	2,350	(65)	-	(323)	(FF)	1,962
Consolidated net income (loss)	4,954	293	-	(569)		4,678
Net income attributable to noncontrolling interest	-	48	-	(48)	(GG)	-
Net income	$4,954	$245	$-	$(521)		$4,678

Earnings per share:
Basic	$0.58					$0.54
Diluted	$0.58					$0.54

Average number of common shares outstanding:
Basic	8,596					8,596
Diluted	8,614					8,614

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Note 1:  Description of Purchase Transaction (in thousands)

On January 6, 2011, Bolt Technology Corporation (“Bolt”) acquired all of the outstanding shares of capital stock of SeaBotix Inc. (“SeaBotix”) effective January 1, 2011.  At closing, $10,000 of the purchase price was paid by Bolt.  Further purchase price payments in the form of an earnout are due if SeaBotix achieves certain revenue levels during the four-year period ending December 31, 2014.  The total amount of the earnout is not anticipated to exceed $20,000.  The closing purchase price payment, together with $5,000 of paid or accrued earnout and a $759 pro forma working capital adjustment, have been recorded as follows:

Cash paid at closing on January 6, 2011	$9,500
Holdback accrued at closing	500
Cash paid on March 2, 2011 for attainment of a certain revenue target	2,000
Amount accrued for attainment of a certain revenue target	3,000
Total purchase price (excluding pro forma working capital adjustment)	15,000
Pro forma working capital adjustment	759
Total purchase price	$15,759

Bolt has determined that no further earnout liability needs to be recorded at this time.

SeaBotix designs, manufactures and sells underwater remotely operated vehicle systems.  SeaBotix will constitute a fourth reporting segment of Bolt. The results of operations for SeaBotix will be consolidated with Bolt effective January 1, 2011.

Note 2:  Basis of Presentation

The acquisition of SeaBotix is reflected in the unaudited pro forma condensed combined financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations, which requires the acquisition method of accounting.  Accordingly, assets and liabilities acquired as of the acquisition date have been identified and measured at fair value; goodwill was recognized as the excess of the consideration transferred over the acquisition date fair value  of net assets acquired. The fair value of future earnouts have been considered in the initial accounting for the purchase of SeaBotix and Bolt has determined that no future earnout liability is required to be recorded. All fair value amounts were measured as of the acquisition date.  Goodwill is not amortized but is subject to annual impairment testing.

The fair values of SeaBotix's assets and liabilities were determined based on preliminary significant estimates and assumptions which management believes are reasonable.  These fair values were also based on information which is currently available. The final determination of the fair value of certain assets and liabilities will be completed as soon as the necessary information is available but no later than one year from the acquisition date. Management cautions that the use of different estimates and judgments in determining fair values may result in materially different results.

The unaudited pro forma condensed combined financial statements do not include any cost savings, operating synergies or enhancement to revenue that may be generated or realized due to the acquisition of SeaBotix by Bolt.

Note 3:  Estimate of Assets Acquired and Liabilities Assumed (in thousands)

Book value of net assets acquired at January 1, 2011	$2,923
Payment of debt at closing by selling shareholders	1,284
Fair value adjustment to:
Intangible assets	8,000
Goodwill	5,898
Deferred tax liabilities	(2,346)
Estimated net assets acquired	$15,759

Note 4: Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands)

(A) - To record cash of $12,259 used in the purchase of SeaBotix Inc.  See Note 1 for detailed calculation.

(B) - To eliminate notes receivable from selling shareholders paid at closing to SeaBotix
Notes receivable-current	$62
Notes receivable-non current	240
Total notes receivable paid	$302

(C) - To eliminate debt paid at closing by selling shareholders (see Note 3).
Notes payable to shareholders	$124
Line of credit	1,129
Notes payable	22
Long term debt	9
Total debt paid	$1,284

(D) - To record the fair value of identifiable intangible assets acquired in the purchase of SeaBotix

		Estimated	Annual
		Useful	Amortization
	Amount	Lives	Expense
Intangible assets with indefinite life:
SeaBotix trade name	$1,100	Indefinite	$-
Intangible assets with definite life:
Technology for LBV product	1,800	6 years	300
Technology for vLBV product	3,100	15 years	207
Technology for CDS product	600	15 years	40
Direct customer relationships	1,400	10 years	140
Subtotal	6,900		$687
Total intangible assets	$8,000

The fair value of identifiable intangible assets was determined primarily using the "income approach," which requires a forecast of all of the expected future cash flows either through the use of the multi-period excess earnings method or the relief-from-royalty method. Some of the more significant assumptions inherent in the development of intangible asset values include: the amount and timing of projected future cash flows, the discount rate selected to measure the risks inherent in the future cash flows, the assessment of the asset's life cycle, as well as other factors.

(E) - To record the estimated deferred tax liability based on the U.S. federal statutory rate of 34% multiplied by the fair value of intangible assets acquired subject to amortization for accounting but not for tax purposes.

Intangible assets subject to amortization (see "D" above)	$6,900
x 34%
Deferred Tax Liability	$2,346

(F) - To record the purchase price holdback of $500, the $3,000 accrual for the attainment of a certain revenue target and the $90 accrual for Bolt's estimated acquisition-related expenses to be incurred, the majority of which was legal and advisory fees.

(G) - To record the estimated goodwill arising from the purchase of SeaBotix.

(H) - To eliminate historical common stock and retained earnings of SeaBotix.

(I) - To record an estimate of Bolt's remaining acquisition-related expenses to be incurred, the majority of which was legal and advisory fees.

(J) - To eliminate SeaPro, LLC (not a variable interest entity requiring consolidation under Bolt ownership).

Note 5: Adjustments to Unaudited Pro Forma Condensed Combined Income Statements (in thousands)

(AA) - To record certain reclassifications made to SeaBotix's historical statement of income to conform to Bolt's presentation.

(BB) - To record amortization expense associated with identifiable intangible assets recorded in this transaction. See Note 4 adjustment "D" for further details.

(CC) - To eliminate the acquisition-related expenses incurred by both Bolt and SeaBotix which do not have a continuing impact and therefore are not reflected in the unaudited pro forma condensed combined statement of income.

(DD) - To eliminate the estimated interest income that Bolt earned on the cash used in this transaction.

(EE) - To eliminate interest expense of SeaBotix debt that was paid at closing (See Note 4 adjustment "C").

(FF) - To record the estimated tax impact of the pro forma adjustments which represents the effective tax rate of 32% for Bolt and 40% for SeaBotix.  The effective tax rate of the combined company could be significantly different from what is presented in these unaudited pro forma condensed combined financial statements for a variety of reasons, including post-acquisition activities.

(GG) - To eliminate SeaPro, LLC (not a variable interest entity requiring consolidation under Bolt ownership).